Exhibit 23.1

CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS

July 18, 2014

Magnum Hunter Resources Corporation

777 Post Oak Blvd, Suite 650

Houston, TX 77056

Dear Sirs/Madams:

As independent petroleum consultants, we hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-174879) and Form S-8 (Nos. 333-168802, 333-169814, 333-171168, 333-177488 and 333-186674) of Magnum Hunter Resources Corporation, and in each of the prospectuses and any amendment thereof, of (i) information relating to our report setting forth the estimates of the oil and gas reserves and revenues from the oil and gas reserves of Magnum Hunter Resources Corporation as of June 30, 2014; and (ii) and to the inclusion of our report, in the form and context in which it appears, in this Current Report on Form 8-K and to all references to our firm included in the Current Report.

Very truly yours,

W. Todd Brooker, P.E. Senior Vice President Cawley Gillespie & Associates, Inc Texas Registered Engineering Firm (F-693)